Exhibit 10.23

CLICK HOLDING CORP.

2005 STOCK INCENTIVE PLAN

1. Purpose of the Plan.

The purpose of the Plan is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing compensation and incentives through the granting of Awards (as defined below). The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions.

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

(b) “Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with the Company or any other Person designated by the Committee in which the Company has an interest.

(c) “Award” means any Option or Other Stock-Based Award granted pursuant to the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(e) “Board of Directors” means the Board of Directors of the Company.

(f) “Change in Control” means (i) with respect to Data Stock holders and Tech Stock holders (and holders of options to purchase Data Stock or Tech Stock) respectively, the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets, or stock, or over 50% of the voting stock, relating to the respective business unit of the Company for which Optionee holds Shares and/or Options, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Investors or their affiliates (or any group that an Investor or Investors control) or (ii) with respect to holders of Common Stock, Data Stock and Tech Stock (and options to purchase Common Stock, Data Stock and Tech Stock), any person or group, other than the Investors or their affiliates (or any group that an Investor or Investors control, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise and the Investors or their affiliates (or any group that the Investor or Investors control) cease to control the Board of

Directors, provided that in each such event, the definition of Change in Control shall be modified as necessary to conform it with Code Section 409A of the Code if necessary to avoid imposition of tax under such Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) “Committee” means a committee of the Board of Directors designated by the Board of Directors or absent such a designation, the Board of Directors.

(i) “Common Stock” means Click Holding Corp. – CHC Common Stock, par value $.01, of the Company.

(j) “Company” means Click Holding Corp., a Delaware corporation.

(k) “Data Stock” means the Click Holding Corp. – Data Common Stock, par value, $.01 per share, of the Company.

(l) “Effective Date” means the date the Board of Directors adopts the Plan.

(m) “Employment” (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board of Directors or the board of directors of an Affiliate of the Company; provided however that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (unless the Participant is a director of the Company or its Affiliate) shall constitute a termination of employment hereunder.

(n) “Fair Market Value” means on a given date, (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the fair value of the respective Shares determined from time to time in good faith by the Board of Directors using its reasonable business judgment, subject to the provisions of the Stockholders’ Agreement.

(o) “Group” shall have the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(p) “Investors” means Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

(q) “ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(e) of the Plan.

(r) “Option” means an option to purchase Shares, granted pursuant to Section 6 of the Plan.

(s) “Option Price” means the purchase price per Share pursuant to an Option, as determined pursuant to Section 6(a) of the Plan.

(t) “Other Stock-Based Award” means any award granted under Section 8 of the Plan.

(u) “Participant” means an employee, director or consultant of the Company or its Affiliates who is selected by the Committee to receive an Award under the Plan.

(v) “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(w) “Plan” means the Click Holding Corp. 2005 Stock Incentive Plan.

(x) “Shares” means Data Stock, Tech Stock or Common Stock, as the case may be.

(y) “Stock Appreciation Right” means any right granted under Section 7 of the Plan.

(z) “Stockholders’ Agreement” means the Click Holding Corp. Amended and Restated Stockholders’ Agreement, dated as of September 19, 2005.

(aa) “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code.

(bb) “Tech Stock” means the Click Holding Corp. – TechSolutions Common Stock, par value $.01 per share, of the Company.

3. Shares Subject to the Plan.

The total number of Shares which may be issued under the Plan is 18,112,565 shares of Data Stock and 40,020,004 shares of Tech Stock and 12,518,400 of Common Stock. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash to a Participant upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. Administration.

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board of Directors may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and the terms and conditions set forth in the applicable Award Agreement. The Committee shall also have the full power and authority to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions or payment dates). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. The Participant may, to the extent permitted by the Committee, elect to pay a portion or all of such withholding taxes by having Shares with a Fair Market Value equal to the statutory minimum withholding liability withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations.

No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Options.

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions as set forth in the applicable Award Agreement:

(a) Option Price. The Option Price shall be determined by the Committee, but, with respect to ISOs, the Option Price shall not be less than 100% of the Fair Market Value of the applicable Shares on the date an Option is granted.

(b) Term. The term of each Option shall be for such periods as the Committee may determine, but not more than ten (10) years from the date of grant thereof, and shall be subject to a shorter term if provided for hereunder or in the Award Agreement.

(c) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(d) Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the respective Shares for which it is then exercisable. Except as otherwise provided in an Award Agreement, no Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Option Price and any withholding amount required therefor is received by the Company. Except as otherwise provided in an Award Agreement, payment of the aggregate Option Price may be made (i) in cash, or its equivalent, (ii) by transferring Shares or other equity securities of the Company or its Affiliates having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares or equity securities have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate Option Price, (iv) to the extent it does not result in adverse accounting treatment to the Company (as reasonably determined by the Company), by having Shares that would otherwise have been delivered to the Participant upon exercise of an Option withheld by the Company or (v) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Shares have been issued or delivered to the Participant.

(e) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of the respective Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan;

provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(f) Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over (B) the grant price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of the Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

8. Other Stock-Based Awards.

The Committee, in its sole discretion, may grant Other Stock Based Awards, including but not limited to Awards of Shares, rights to purchase Shares, Awards of restricted Shares, Awards of phantom stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) to whom and when Other Stock-Based Awards will be made; (b) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (c) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (d) all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9. Adjustments Upon Certain Events.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee without liability to any person shall make such substitution or adjustment as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

(b) Change in Control. Unless otherwise set forth in the Award Agreement, in the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for the (i) termination of an Award upon the consummation of the Change in Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Option in full for a period of not less than 30 days prior to the Change in Control, (ii) acceleration of all or any portion of an Award, (iii) payment of an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award, which, in the case of Options and Stock Appreciation Rights, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate Option Price or grant price of such Option or Stock Appreciation Rights, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10. No Right to Employment or Awards.

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the employment of a Participant and shall not lessen or affect the Company’s or its Affiliates’ rights to terminate the employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Nontransferability of Awards.

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Awards Subject to the Plan; Plan Subject to Stockholders’ Agreement.

In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail.

14. Severability.

If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15. Amendments or Termination.

The Committee may amend, alter or discontinue the Plan but no amendment, alteration or discontinuation shall be made which, without the written consent of a Participant, holder or beneficiary of an Award, would diminish any of the rights of the Participant, holder or beneficiary under any Award theretofore granted or transferred to such Participant, holder or beneficiary under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

16. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

17. Effectiveness of the Plan.

The Plan shall be effective as of the Effective Date.